Exhibit 99.1

ATP Announces Third Quarter 2008 Results and Update

HOUSTON--(BUSINESS WIRE)--November 5, 2008--ATP Oil & Gas Corporation (NASDAQ:ATPG) today announced third quarter 2008 results and update.

Highlights include:

  Net income of $36.5 million or $1.03 per share;
  Record nine month production and revenues despite the impact of hurricanes Gustav and Ike;
  Executed an agreement to sell 80% of certain assets in the U.K. North Sea for approximately $430 million, which represents significant progress toward our previously announced monetization program;
  Continued progress on our 2008 development program including completion and first production at West Cameron 462 during early fourth quarter 2008.

Oil and gas production for the third quarter of 2008 was 2.0 MMBoe (12.2 Bcfe) compared to 2.2 MMBoe (13.3 Bcfe) for the third quarter of 2007. Production for the quarter was significantly impacted by hurricanes Gustav and Ike resulting in a deferral of production during the quarter of approximately 1.0 MMBoe (5.7 Bcfe). Despite these deferrals our quarterly production was down only 9% from the comparable quarter in 2007. Oil production was 0.8 MMBbls and natural gas production was 7.3 Bcf for the third quarter of 2008, compared to 0.9 MMBbls and 8.0 Bcfe for the third quarter of 2007. Oil and gas production increased 19% to 8.7 MMBoe (52.2 Bcfe) for the nine months ended September 30, 2008, compared to 7.3 MMBoe (43.8 Bcfe) for the nine months ended September 30, 2007.

Revenues from oil and gas production were $118.3 million for the third quarter of 2008, compared to $117.0 million for the third quarter of 2007. Revenues from oil and gas production increased 36% to $536.2 million for the nine months ended September 30, 2008, compared to $393.6 million for the nine months ended September 30, 2007.

ATP recorded net income of $36.5 million or $1.03 per basic and $1.02 per diluted share for the third quarter of 2008, compared to net income of $2.3 million or $0.08 per basic and diluted share for the third quarter of 2007. ATP recorded net income of $71.5 million or $2.02 per basic share and $1.99 per diluted share for the nine months ended September 30, 2008, compared to $35.9 million or $1.19 per basic share and $1.17 per diluted share for the nine months ended September 30, 2007. During the third quarter of 2008 ATP recognized $12.6 million of oil and gas production revenue from the amortization of deferred revenue related to the second quarter 2008 sale of a limited-term overriding royalty interest. In addition, ATP recorded $12.5 million in capitalized interest.

Results for the third quarter included items that research analysts typically exclude from their published estimates, such as unrealized gains and losses on derivatives and impairments. Net income before these items, a non-GAAP measure, in the third quarter of 2008 was $21.6 million or $0.61 per basic share and $0.60 per diluted share, compared to $4.9 million or $0.16 per basic and diluted share in the third quarter of 2007. A non-GAAP reconciliation is provided near the end of this press release.

ATP previously announced that it had entered into a sale and purchase agreement for GBP 265.0 million (approximately $430 million) with EDF Production U.K. Limited, a subsidiary of EDF International of France, for certain of ATP's assets in the U.K. North Sea. Upon closing, the agreement will transfer 80% of ATP's interest in Tors (a 68% working interest) and Wenlock (an 80% working interest) to EDF, effective July 1, 2008. The sale has been approved by the respective boards and parents of ATP and EDF and is subject to approval by the U.K. regulatory authority. Closing and funding of the sale is expected before the end of 2008. ATP will remain as operator of both Tors and Wenlock.

ATP's selected operating statistics and financial information, included within this press release, contain additional information on the company’s activities for the third quarter of 2008 and the comparable period of 2007.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Selected Operating Statistics (Unaudited)

Production
Natural gas (MMcf)	7,267	8,021	29,080	26,271
Gulf of Mexico	3,794	5,374	15,734	18,449
North Sea	3,473	2,647	13,346	7,822
Oil and condensate (MBbls)	821	887	3,857	2,926
Gulf of Mexico	817	881	3,829	2,911
North Sea	4	6	28	15
Natural gas equivalents (MMcfe)	12,190	13,343	52,219	43,830
Gulf of Mexico	8,693	10,661	38,707	35,913
North Sea	3,497	2,682	13,512	7,917

Average Prices (includes effect of cash flow hedges)
Natural gas (per Mcf)	$7.32	$7.25	$8.20	$8.28
Gulf of Mexico	9.39	7.63	9.55	8.22
North Sea	5.06	6.49	6.60	8.42
Oil and condensate (per Bbl)	64.01	66.30	72.18	60.15
Natural gas, oil and condensate (per Mcfe)	8.67	8.77	9.90	8.98

Other Expenses, per Mcfe
Lease operating expense	$2.03	$1.59	$1.40	$1.42
Gulf of Mexico	2.20	1.69	1.41	1.39
North Sea	1.61	1.17	1.36	1.57
Depreciation, depletion and amortization	4.33	4.02	4.25	3.64
Gulf of Mexico	3.51	3.71	3.53	3.44
North Sea	6.38	5.25	6.33	4.57

Selected Financial Data (Unaudited)
(In Thousands, Except Per Share Data)

Oil and gas revenues (1)	$118,347	$116,738	$536,193	$393,640
Net income	36,483	2,321	71,548	35,880

Net income per share:
Basic	$1.03	$0.08	$2.02	$1.19
Diluted	$1.02	$0.08	$1.99	1.17

Weighted average shares outstanding:
Basic	35,452	30,118	35,441	30,060
Diluted	35,815	30,771	35,871	30,669

(1) Includes settlements on derivatives qualifying for hedge accounting. Additionally, the 2008 periods reflect oil and gas production revenues from amortization of deferred revenue related to the sale of a limited-term overriding royalty interest during the second quarter of 2008.

3rd Quarter 2008 Conference Call

ATP Oil & Gas Corporation (NASDAQ: ATPG) will host a conference call on Thursday, November 6 at 10:30 am central time to discuss the company’s third quarter results, followed by a Q&A session.

Date:	Thursday, November 6, 2008
Time:	11:30 am ET; 10:30 am CT; 9:30 am MT and 8:30 am PT

ATP invites interested persons to listen to the live Internet webcast on the company’s website, www.atpog.com, linking through the Investor Info page and the Conference Calls link. Phone participants should dial (888) 812-8594. A digital replay of the conference call will be available at (888) 203-1112, ID# 9742913, for a period of 24 hours beginning at 12:30 pm CT, and the webcast will be archived for 30 business days at www.atpog.com.

About ATP Oil & Gas Corporation

ATP Oil & Gas is focused on development and production of oil and natural gas in the Gulf of Mexico and the North Sea. The Company trades publicly as ATPG on the NASDAQ Global Select Market. For more information about ATP Oil & Gas Corporation, visit www.atpog.com.

Forward-looking Statements

Certain statements included in this news release are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. ATP cautions that assumptions, expectations, projections, intentions, or beliefs about future events may, and often do, vary from actual results and the differences can be material. Some of the key factors which could cause actual results to vary from those ATP expects include changes in natural gas and oil prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as ATP’s ability to access them, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting our business. More information about the risks and uncertainties relating to ATP’s forward-looking statements are found in the Company’s SEC filings.

CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	September 30,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$178,358	$199,449
Restricted cash	-	13,981
Accounts receivable (net of allowances of $358 and $382)	44,460	127,891
Deferred tax assets	45,049	84,110
Derivative assets	1,409	1,286
Other current assets	12,582	15,934
Total current assets	281,858	442,651

Oil and gas properties:
Oil and gas properties (using the successful efforts method of accounting)	3,167,919	2,556,938
Less: Accumulated depletion, impairment and amortization	(931,092)	(726,358)
Oil and gas properties, net	2,236,827	1,830,580

Furniture and fixtures, net	589	860
Derivative assets	431	673
Deferred tax assets	19,841	-
Deferred financing costs, net	14,504	19,873
Other assets, net	17,741	12,496
Total assets	$2,571,791	$2,307,133

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable and accruals	$220,317	$270,557
Current maturities of long-term debt	10,500	12,165
Asset retirement obligation	19,075	28,194
Derivative liabilities	32,659	11,335
Other current liabilities	14,164	23,512
Total current liabilities	296,715	345,763

Long-term debt	1,598,392	1,391,846
Asset retirement obligation	167,778	158,577
Deferred tax liabilities	83,814	85,256
Derivative Liabilities	12,185	13,242
Deferred revenue	62,549	-
Other liabilities	2,582	2,583
Total liabilities	2,224,015	1,997,267

Shareholders' equity:
Preferred stock: $0.001 par value	-	-
Common stock: $0.001 par value	36	36
Additional paid-in capital	397,354	388,250
Accumulated deficit	(20,513)	(92,061)
Accumulated other comprehensive income	(28,190)	14,552
Treasury stock, at cost	(911)	(911)
Total shareholders' equity	347,776	309,866
Total liabilities and shareholders' equity	$2,571,791	$2,307,133

CONSOLIDATED INCOME STATEMENTS (In Thousands, Except Per Share Amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Oil and gas revenues	$118,347	$116,738	$536,193	$393,640
Other revenues	-	-	897	1,598
Total revenues	118,347	116,738	537,090	395,238

Costs and operating expenses:
Lease operating	24,723	21,152	73,111	62,326
Exploration	48	1,799	48	13,135
General and administrative	9,212	7,610	27,279	22,950
Depreciation, depletion and amortization	52,825	53,617	222,097	159,629
Impairment of oil and gas properties	-	4,028	-	9,798
Accretion of asset retirement obligation	4,211	3,039	12,792	9,019
Loss on abandonment	896	300	2,309	379
Other, net	(149)	(1,785)	(259)	(1,785)
Total costs and operating expenses	91,766	89,760	337,377	275,451
Income from operations	26,581	26,978	199,713	119,787

Other income (expense):
Interest income	1,079	1,329	2,951	5,947
Interest expense	(26,606)	(29,717)	(78,969)	(87,541)
Derivatives income (expense)	40,963	284	(9,187)	284
Loss on debt extinguishment	-	-	(24,220)	-
Total other income (expense)	15,436	(28,104)	(109,425)	(81,310)

Income (loss) before income taxes	42,017	(1,126)	90,288	38,477
Income tax (expense) benefit:
Current	6,710	1,566	(3,648)	1,532
Deferred	(12,244)	1,881	(15,092)	(4,129)
Total	(5,534)	3,447	(18,740)	(2,597)

Net income	$36,483	$2,321	$71,548	$35,880

Net income per share:
Basic	$1.03	$0.08	$2.02	$1.19
Diluted	$1.02	$0.08	$1.99	$1.17

Weighted average shares outstanding:
Basic	35,452	30,118	35,441	30,060
Diluted	35,815	30,771	35,871	30,669

CONSOLIDATED CASH FLOW DATA (In Thousands) (Unaudited)

	Nine Months Ended
	September 30,
	2008	2007
Cash flows from operating activities:
Net income	$71,548	$35,880
Adjustments to operating activities	292,852	204,801
Changes in assets and liabilities	(111,052)	(2,930)
Net cash provided by operating activities	253,348	237,751

Cash flows from investing activities:
Additions to oil and gas properties	(544,176)	(636,597)
Additions to furniture and fixtures	(129)	(296)
Proceeds from disposition of oil and gas properties	82,644	-
Decrease in restricted cash	13,864	14,096
Net cash used in investing activities	(447,797)	(622,797)

Cash flows from financing activities:
Proceeds from long-term debt	1,608,750	574,500
Principal payments of long-term debt	(1,404,278)	(184,552)
Deferred financing costs	(15,523)	(13,449)
Principal payments of capital lease	-	(23,950)
Net profits interest payments	(13,602)	-
Exercise of stock options	33	2,004
Net cash provided by financing activities	175,380	354,553

Effect of exchange rate changes on cash	(2,022)	882

Net decrease in cash and cash equivalents	(21,091)	(29,611)
Cash and cash equivalents, beginning of period	199,449	182,592

Cash and cash equivalents, end of period	$178,358	$152,981

Reconciliation of Non-GAAP Net Income (In Thousands, Except Per Share Amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Net income	$36,483	$2,321	$71,548	$35,880
Adjustments to net income, net of tax:
Impairment of oil and gas properties	-	2,618	-	6,369
Loss on debt extinguishment	-	-	15,743	-
Unrealized derivatives (income) expense	(14,868)	-	11,958	-
Pro forma net income	$21,615	$4,939	$99,249	$42,249

Pro forma net income per share:
Basic	$0.61	$0.16	$2.80	$1.41
Diluted	$0.60	$0.16	$2.77	$1.38

Weighted average shares outstanding:
Basic	35,452	30,118	35,441	30,060
Diluted	35,815	30,771	35,871	30,669

	2008		2009
	4Q	FY	1Q	2Q	3Q	4Q	FY
Gulf of Mexico
Fixed Forwards & Swaps
Natural Gas
Volumes (MMMBtu)	3,055	3,055	2,700	1,815	1,830	1,830	8,175
Price ($/MMBtu)	$8.62	$8.62	$8.63	$7.56	$7.57	$8.10	$8.04
Crude Oil
Volumes (MBbls)	982	982	788	705	713	621	2,827
Price ($/Bbl)	$79.50	$79.50	$78.61	$75.83	$75.83	$76.61	$76.78
Equivalents
Volumes (MMMBtue)	8,947	8,947	7,425	6,047	6,108	5,556	25,136
Price ($/MMBtue)	$11.67	$11.67	$11.48	$11.12	$11.12	$11.23	$11.25

Puts
Crude Oil
Volumes (MBbls)	626	626	369	373	377	377	1,497
Floor Price ($/Bbl)	$54.67	$54.67	$54.00	$54.00	$54.00	$54.00	$54.00

North Sea
Fixed Forwards & Swaps
Natural Gas
Volumes (MMMBtu)	4,370	4,370	3,668	1,843	1,863	1,219	8,592
Price ($/MMBtu)	$7.78	$7.78	$7.63	$7.94	$7.94	$7.66	$7.77

Exchange rate = 1.82 USD/GBP as of September 30,2008
The above are ATP's outstanding financial and physical commodity contracts.
Additional hedges, derivatives and fixed price contracts, if any, will be announced during the year.

	2010					2011
	1Q	2Q	3Q	4Q	FY	1Q	2Q	3Q	4Q	FY
Gulf of Mexico
Fixed Forwards & Swaps
Natural Gas
Volumes (MMMBtu)	-	-	-	-	-	-	-	-	-	-
Price ($/MMBtu)	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Crude Oil
Volumes (MBbls)	90	91	92	92	365	90	91	92	-	273
Price ($/Bbl)	$68.20	$68.20	$68.20	$68.20	$68.20	$68.20	$68.20	$68.20	$-	$68.20
Equivalents
Volumes (MMMBtue)	540	546	552	552	2,190	540	546	552	-	1,638
Price ($/MMBtue)	$11.37	$11.37	$11.37	$11.37	$11.37	$11.37	$11.37	$11.37	$-	$11.37

Puts
Crude Oil
Volumes (MBbls)	-	-	-	-	-	-	-	-	-	-
Floor Price ($/Bbl)	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-

North Sea
Fixed Forwards & Swaps
Natural Gas
Volumes (MMMBtu)	450	-	-	-	450	-	-	-	-	-
Price ($/MMBtu)	$8.46	$-	$-	$-	$8.46	$-	$-	$-	$-	$-

Exchange rate = 1.82 USD/GBP as of September 30,2008
The above are ATP's outstanding financial and physical commodity contracts.
Additional hedges, derivatives and fixed price contracts, if any, will be announced during the year.

CONTACT:
ATP Oil & Gas Corporation, Houston
Chairman and CEO
T. Paul Bulmahn, 713-622-3311
or
Chief Financial Officer
Albert L. Reese Jr., 713-622-3311
www.atpog.com